Exhibit 11

                   Conversion Technologies International, Inc.
                                and Subsidiaries

          Statement of Computation of Basic Net Income (Loss) Per Share


                                               Three months ended           Nine months ended
                                                    March 31,                    March 31,
                                               1998          1991           1998         1997
                                           ------------  ------------   ------------  -----------

Loss before extraordinary item              $  (336,016)  $(1,261,690)   $(2,449,199) $(4,446,865)

Discount on issuance of Series A
  Convertible Preferred Stock                        --            --     (1,573,500)          --
                                           ------------  ------------   ------------  -----------

Loss before extraordinary item
  attributable to common shareholders          (336,016)   (1,261,690)    (4,022,699)  (4,446,865)

Weighted average number of
  common shares outstanding                   4,799,186     4,799,186      4,799,186    4,765,031
                                            ===========   ===========    ===========  ===========

Loss per common share before
  extraordinary item                              (0.07)        (0.26)          (.84)       (0.93)

Extraordinary item                                   --            --      6,354,356           --
                                            ===========   ===========    ===========  ===========

Income per share from
  extraordinary item                                 --            --           1.33           --
                                            ===========   ===========    ===========  ===========

Net income (loss)                              (336,016)   (1,261,690)     3,905,157   (4,446,865)

Discount on issuance of Series A
  Convertible Preferred Stock                        --            --     (1,573,500)          --
                                           ------------  ------------   ------------  -----------
Net income (loss) attributable
  to common shareholders                       (336,016)   (1,261,690)     2,331,657   (4,446,865)
                                            ===========   ===========    ===========  ===========
Net income (loss) per
  common share                                    (0.07)        (0.26)          0.49        (0.93)
                                            ===========   ===========    ===========  ===========